SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 30, 2002

Date of Report (date of earliest event reported)

Catapult Communications Corporation

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-24701 (Commission File Number)	77-0086010 (I.R.S. Employer Identification Number)

160 South Whisman Road, Mountain View, California 94041

(Address of principal executive offices)

(650) 960-1025

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Report of Independent Accountants
Combined Balance Sheets
Combined Statements of Operations and Comprehensive (Loss) Income
Combined Statements of Cash Flows
Combined Statements of Equity
Notes to the Combined Financial Statements
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2002
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2002
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2001
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
EXHIBIT 23.1

CATAPULT COMMUNICATIONS CORPORATION
AMENDMENT NO. 2 TO CURRENT REPORT ON FORM 8-K

EXPLANATORY NOTE

The purpose of this Form 8-K/A is to correct information previously included on two pro forma income statements included in Item 7(b), which were originally filed with the Securities and Exchange Commission, on November 13, 2002, and to include Exhibit 23.1, Consent of Independent Accountants.

Item 2.   Acquisition or Disposition of Assets

     This Amendment No. 1 to the Current Report on Form 8-K originally dated September 6, 2002, is being filed in order to include the historical financial statements of Tekelec Network Diagnostics Division (“NDD”) and the unaudited pro forma financial information listed below.

     On August 30, 2002 Catapult Communications Corporation (“Catapult”) completed the acquisition of the network diagnostics business of Tekelec, for an estimated aggregate purchase price of $69,441,000, subject to an adjustment for net working capital pursuant to the terms of Asset Purchase Agreement following the completion of a closing date audit.

     The acquisition was made pursuant to an Asset Purchase Agreement entered into between Catapult and Tekelec on July 15, 2002. The purchase price was determined by an arms’-length negotiation between Catapult and Tekelec, and was funded with cash on hand delivered by Catapult and Catapult’s Irish subsidiary, Catapult Communications International Limited (“CCIL”), and convertible notes issued by CCIL. The acquired assets were used by Tekelec in its network diagnostics business, and will be used by Catapult in substantially the same manner.

     For a more complete description of the terms of the acquisition, please refer to the Asset Purchase Agreement, which is filed as Exhibit 2.2.1 to our Quarterly Report on Form 10-Q, dated August 14, 2002.

Item 7.   Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The following financial statements of Tekelec Network Diagnostics Division (NDD) are included in this report:
Combined Balance Sheet as of December 31, 2001 and 2000 and June 20,
2002 (unaudited).
Combined Statement of Operations for the years ended December 31,
2001, 2000 and 1999 and the six months ended June 30, 2002 and 2001
(unaudited).
Combined Statement of Cash Flows for the years ended December 31,
2001, 2000 and 1999 and the six months ended June 30, 2002 and 2001
(unaudited).
Combined Statement of Equity for the years ended December 31, 2001,
2000 and 1999 and the six months ended June 30, 2002 (unaudited).
Notes to the Combined Financial Statements

(b)	Pro forma financial information.

The following unaudited pro forma condensed financial information is being filed herewith:
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30,
2002
Unaudited Pro Forma Condensed Combined Statements of Operations for
the nine months ended June 30, 2002
Unaudited Pro Forma Condensed Combined Statements of Operations for
the twelve months ended September 30, 2001
Notes to the Condensed Combined Financial Statements.

(c) Exhibits

Exhibit No.	Description

2.2.1	Asset Purchase Agreement by and between Tekelec and Catapult Communications Corporation dated July 15, 2002 (incorporated by reference to Exhibit 2.2.1 to our Quarterly Report on Form 10-Q, dated August 14, 2002)
23.1	Consent of Independent Accountants

Item 7. (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The required pro forma financial statements of the business acquired are set forth below.

Report of Independent Accountants

To the Shareholders and Board of Directors of Tekelec

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and comprehensive (loss) income, cash flows and equity present fairly, in all material respects, the financial position of the Network Diagnostics Division of Tekelec (A wholly owned operation of Tekelec) at December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Network Diagnostics Division’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP

Los Angeles, California
November 8, 2002

Network Diagnostics Division of Tekelec (A Wholly Owned Operation of Tekelec)
Combined Balance Sheets
(in thousands)

	December 31,
Assets			June 30,
	2000	2001	2002

			(unaudited)
Current Assets:
Cash and cash equivalents	$8,105	$5,024	$6,349
Accounts and notes receivable, less allowances of $840, $782 and $595, respectively	15,614	14,750	10,360
Inventories	12,232	6,535	4,734
Deferred income taxes, net	1,918	2,370	2,275
Prepaid expenses and other current assets	2,733	1,874	417

Total current assets	40,602	30,553	24,135
Property and equipment, net	3,163	3,280	3,124
Deferred income taxes	1,241	1,108	1,222
Other assets	1,272	835	574

Total assets	$46,278	$35,776	$29,055

Liabilities and Equity
Current Liabilities:
Trade accounts payable	$5,535	$4,001	$2,672
Accrued expenses	2,420	1,696	1,171
Accrued payroll and related expenses	1,867	1,941	2,083
Current portion of deferred revenues	3,248	5,118	2,636
Income taxes payable	—	965	222

Total current liabilities	13,070	13,721	8,784
Long-term portion of deferred revenues	878	576	393

Total liabilities	13,948	14,297	9,177

Commitments and contingencies (Note 9)
Equity:
Invested equity	31,400	22,338	19,603
Accumulated other comprehensive (loss) income	930	(859)	275

Total equity	32,330	21,479	19,878

Total liabilities and equity	$46,278	$35,776	$29,055

See notes to combined financial statements

Network Diagnostics Division of Tekelec (A Wholly Owned Operation of Tekelec)
Combined Statements of Operations and Comprehensive (Loss) Income
(in thousands)

				Six months ended
	Years ended December 31,			June 30,

	1999	2000	2001	2001	2002

				(unaudited)	(unaudited)
Revenues	$56,193	$62,007	$63,082	$29,781	$24,335
Cost of goods sold	20,733	24,917	26,577	12,018	10,469

Gross profit	35,460	37,090	36,505	17,763	13,866

Operating expenses:
Research and development	10,045	12,241	17,372	8,648	7,763
Selling, general and administrative (1)	17,900	20,224	23,340	11,280	10,398
Restructuring	1,800

Total operating expenses	29,745	32,465	40,712	19,928	18,161

(Loss) income from operations	5,715	4,625	(4,207)	(2,165)	(4,295)
Interest and other income (expense), net	118	(88)	(433)	(280)	(23)

(Loss) income before income taxes	5,833	4,537	(4,640)	(2,445)	(4,318)
(Benefit) provision for income taxes	1,888	842	(2,325)	(1,225)	(1,944)

Net (loss) income	$3,945	$3,695	$(2,315)	$(1,220)	$(2,374)

Comprehensive (loss) income:
Net (loss) income	$3,945	$3,695	$2,315	$(1,220)	$(2,374)
Foreign currency translation adjustments	1,769	(1,724)	(1,789)	(1,115)	(1,134)

Comprehensive (loss) income	$5,714	$1,971	$(4,104)	$(2,335)	$(3,508)

(1)	Includes allocated corporate overhead of $1,694, $3,331, and $4,312, for the years ended December 31, 1999, 2000 and 2001, respectively, and $1,998 and $1,754 for the six months ended June 30, 2001 and 2002, respectively.

See notes to combined financial statements.

Network Diagnostics Division of Tekelec (A Wholly Owned Operation of Tekelec)
Combined Statements of Cash Flows
(in thousands)

	Year ended December 31,			Six months ended June 30,

	1999	2000	2001	2001	2002

				(unaudited)	(unaudited)
Cash flows from operating activities:
Net (loss) income	$3,945	$3,695	$(2,315)	$(1,220)	$(2,374)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Allowance for doubtful accounts	(41)	734	(58)	(30)	(187)
Inventory provision	(317)	(201)	288	482	509
Depreciation and amortization	890	1,405	1,818	703	1,156
Provision for deferred income taxes	(895)	(486)	(320)	(547)	(19)
Changes in operating assets and liabilities
Accounts and notes receivable	808	(532)	922	5,005	4,577
Inventories	(1,135)	(6,353)	5,410	452	1,291
Prepaid expenses and other assets	(351)	(2,014)	893	256	1,483
Trade accounts payable	3,192	(1,077)	(1,533)	261	(1,330)
Accrued expenses and income taxes payable	699	(517)	242	(576)	(1,268)
Accrued payroll and related expenses	169	419	74	(337)	142
Deferred revenues	884	2,139	1,567	1,615	(2,664)

Net cash provided by (used in) operating activities	7,848	(2,788)	6,988	6,064	1,316

Cash flows from investing activities:
Purchase of property and equipment	(1,207)	(1,597)	(1,475)	(1,145)	(764)
Purchase of technology	(1,119)	(108)	(58)	—	—

Net cash used in investing activities	(2,326)	(1,705)	(1,533)	(1,145)	(764)

Cash flows from financing activities:
Net (repayments to) advances from Tekelec	(5,525)	635	(6,747)	(3,898)	(361)

Net cash (used in) provided by financing activities	(5,525)	635	(6,747)	(3,898)	(361)

Effect of exchange rate changes on cash	1,769	(1,724)	(1,789)	(1,114)	1,134

Net (decrease) increase in cash and cash equivalents	1,766	(5,582)	(3,081)	(93)	1,325

Cash and cash equivalents, beginning of the period	11,921	13,687	8,105	8,105	5,024

Cash and cash equivalents, end of the period	$13,687	$8,105	$5,024	$8,012	$6,349

See notes to combined financial statements.

Network Diagnostics Division of Tekelec (A Wholly Owned Operation of Tekelec)
Combined Statements of Equity
(in thousands)

		Accumulated
		Other
	Invested	Comprehensive	Total
	Equity	Income (loss)	Equity

Balance, December 31, 1998	$28,650	$885	$29,535
Net income	3,945	—	3,945
Translation adjustment	—	1,769	1,769
Net repayments to Tekelec	(5,525)	—	(5,525)

Balance, December 31, 1999	27,070	2,654	29,724
Net income	3,695	—	3,695
Translation adjustment	—	(1,724)	(1,724)
Net advances from Tekelec	635	—	635

Balance, December 31, 2000	31,400	930	32,330
Net loss	(2,315)	—	(2,315)
Translation adjustment	—	(1,789)	(1,789)
Net repayments to Tekelec	(6,747)	—	(6,747)

Balance, December 31, 2001	22,338	(859)	21,479
Net loss	(2,374)	—	(2,374)
Translation adjustment	—	1,134	1,134
Net repayments to Tekelec	(361)	—	(361)

Balance, June 30, 2002	$19,603	$275	$19,878

See notes to combined financial statements.

Note 1 — The Company

The Network Diagnostics Division of Tekelec (“NDD”) is a wholly owned operation of Tekelec comprised of the U.S. Network Diagnostics business (“NDD U.S.”) and Tekelec Ltd. (“NDD Japan”). NDD U.S. is headquartered in Calabasas, California and has operations in Calabasas and Raleigh, North Carolina. NDD Japan is a wholly owned subsidiary of Tekelec and is a separate legal entity located in Tokyo, Japan. NDD develops, markets and sells diagnostic products, including MGTS, a diagnostic tool used primarily by equipment suppliers for research and development, and i3000, a diagnostic tool for converged and third generation wireless networks.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation
 The accompanying combined financial statements reflect the assets, liabilities and operations of NDD U.S. and NDD Japan, which are combined herein as they are entities under common control and management. All significant intercompany accounts and transactions have been eliminated to effect the combination.

These combined financial statement are presented as if NDD had existed as an entity separate from Tekelec during the periods presented. However, these combined financial statements are not necessarily indicative of the financial position, results of operations or cash flows which would have occurred had NDD been an independent entity during these periods.

Estimates
 The preparation of financial statements, in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the combined statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents
 NDD considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents is comprised of the balances of NDD Japan. Cash equivalents are primarily comprised of money market funds maintained with Japanese financial institutions.

Inventories
 Inventories are stated at the lower of cost (first in, first out) or market. An excess and obsolete inventory reserve has been established primarily for raw materials and is based on estimates of future usage of inventory on hand.

Unaudited interim financial information
The interim combined financial statements of the Company for the six months ended June 30, 2001 and 2002 included herein have been prepared by the Company, without audit, pursuant to the rules and

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (Continued)

regulations of the Securities and Exchange Commissions. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In the opinion of management, the accompanying unaudited interim combined financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2002 and the results of its operations and its cash flows for the six months ended June 30, 2001 and 2002.

Property and Equipment
 Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method. The estimated useful lives are:

Manufacturing and development equipment	3-5 years
Furniture and office equipment	5 years
Demonstration equipment	3 years
Leasehold improvements	The shorter of useful life or lease term

When assets are sold or retired, the asset and related accumulated depreciation is eliminated and any gain or loss on disposal is included in operations. Expenditures for maintenance and repairs are charged to operations when incurred.

Long-Lived Assets
 NDD identifies and records impairment on long-lived assets when events and circumstances indicate that such assets have been impaired. Events and circumstances that may indicate that an asset is impaired include: significant decreases in the fair market value of an asset, a change in the extent or manner in which an asset is used, shifts in technology, loss of key management or personnel, changes in the operating model or strategy and competitive forces.

If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flows attributable to the asset is less than the carrying amount of the asset, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved, quoted market prices or appraised values, depending on the nature of the assets. To date, no such impairment has been recorded.

Product Warranty Costs
 NDD generally warrants its products against defects in materials and workmanship for one year after sale and provides for estimated future warranty costs at the time revenue is recognized. At December 31, 2000 and 2001 and June 30, 2002, accrued product warranty costs amounted to $219, $442 and $443, respectively, and are included in accrued expenses in the accompanying combined balance sheet.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Revenue Recognition
 Revenues from sales of network diagnostic products are recognized upon the transfer of title, generally at the time of shipment to the customer’s final site and satisfaction of related Company obligations, if any, provided that persuasive evidence of an arrangement exists, the fee is fixed and determinable and collectability of the related receivable is reasonably assured. Revenue is deferred for sales arrangements which include customer-specific acceptance provisions and NDD is unable to reliably demonstrate that the delivered product meets all of the specified criteria until customer acceptance is obtained. The Company also provides installation services for some of its customers for a separate fee. Installation services involve minimal effort on the part of the Company and have not been significant to date. Revenues associated with installation services, if provided, are deferred based on the fair value of such services and are recognized upon completion. Installation services are accounted for as a separate element based on the customer’s obligation to pay the contract price upon shipment of the related equipment and the fact that such services are not essential to the functionality of the related equipment, are available from other vendors, can be purchased unaccompanied by other elements and in many instances the customers install the product themselves. Extended warranty service revenues are recognized ratably over the warranty period.

Research and Development
 Research and development costs are charged to operations as incurred.

Advertising Expense
 Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1999, 2000 and 2001 amounted to $262, $222, and $103, respectively, and is included in selling, general and administrative expense.

Income Taxes
 NDD U.S. is not a separate taxable entity in any jurisdiction. Rather, the taxable income of NDD U.S. is included in the consolidated income tax returns of Tekelec and there is no formal tax-sharing agreement between NDD U.S. and Tekelec. The provision for income taxes has been computed on a separate company basis as if NDD U.S. were a stand-alone corporation. Any current income taxes paid or received by Tekelec on behalf of the NDD U.S. are assumed to be settled through invested equity for the periods presented. NDD Japan is a separate taxable entity and its income tax provision has been determined on a separate company basis. Current income taxes payable or receivable by NDD Japan are reflected in the combined balance sheets.

NDD uses the liability method to account for income taxes. Under this method, deferred income taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted rates in effect during the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Invested Equity
 Invested equity represents the accumulated results of operations of NDD, the equity advanced to NDD by Tekelec, and intercompany account balances with Tekelec. Also, included in invested equity at December 31, 2000 and 2001 and June 30, 2002 is the common stock of NDD Japan, which had 4,000 shares authorized, 1,000 shares issued and outstanding and a common stock balance of $211.

Foreign Operations and Foreign Currency Translation
 NDD’s foreign operation is NDD Japan which is located in Tokyo, Japan with the Japanese Yen being its functional currency. All assets and liabilities are translated at exchange rates in effect on the balance sheet dates while revenues and expenses are translated at average rates in effect for the respective periods. The resulting translation adjustments are included in a separate component of equity. Realized gains (losses) on foreign currency transactions are reflected in the accompanying statements of operations and amounted to $1,769, $(1,724) and $(1,789) for the years ended December 31, 1999, 2000 and 2001, respectively, and amounted to $(1,114) and $1,134 for the six months ended June 30, 2001 and 2002.

Stock-Based Compensation
 NDD’s employees participate in Tekelec’s stock option plans. Tekelec has chosen to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of Tekelec’s stock price at the date of grant as determined by the Board of Directors over the amount an employee must pay to acquire the stock. The pro forma disclosure of net income as if the fair value based method of accounting defined in SFAS No. 123, “Accounting for Stock-Based Compensation” had been applied, has been presented in Note 4.

Comprehensive (Loss) Income
 Comprehensive (loss) income generally represents all changes in equity during the period except those resulting from investments by, or distributions to, Tekelec.

Recent Accounting Pronouncements
 In June 1998, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities.” This statement requires the recognition of all derivatives as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the planned use of the derivative and the resulting designation. NDD implemented SFAS No. 133 in the first quarter of 2001 and the adoption of SFAS No. 133 did not have a material impact on NDD’s financial position, results of operations or cash flows.

\

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)
 In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and other Intangible Assets.” SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method for combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Upon adoption of SFAS No. 142 on January 1, 2002, goodwill will be tested at the reporting unit annually and whenever events or circumstances occur indicating that goodwill might be impaired. Amortization of goodwill, including goodwill recorded in past business combinations, will cease. SFAS No. 142 is not anticipated to have any impact on NDD’s financial position, results of operations or cash flows as NDD has no goodwill.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This Statement supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This Statement also supersedes the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” for segments of a business to be disposed of: This Statement also amends ARB No. 51, “Consolidated Financial Statements,” to eliminate the exception to consolidation for a temporarily controlled subsidiary. The adoption date for SFAS No. 144 is January 1, 2002 and is not anticipated to have any impact on NDD’s financial position, results of operations or cash flows.

Note 3 — Business And Credit Risk

Financial instruments, which potentially subject NDD to concentration of credit risk, consist principally of cash and cash equivalents and trade receivables. NDD’s cash and cash equivalents is comprised of NDD Japan’s cash balances. NDD Japan invests its excess cash in interest-bearing deposits with major financial institutions.

Note 3 — Business And Credit Risk (Continued)

With respect to trade receivables, NDD sells network diagnostic systems worldwide primarily to telephone operating companies, equipment manufacturers and corporations that use NDD’s products to test communications equipment and networks. Credit is extended based on an evaluation of each customer’s financial condition, and generally collateral is not required. Generally, payment terms stipulate payment within 90 days of shipment and currently, NDD does not engage in leasing or other customer financing arrangements. Some of NDD’s international sales are secured with export insurance or letters of credit to mitigate credit risk. Although NDD has processes in place to monitor and mitigate credit risk, there can be no assurance that such programs will be effective in eliminating such risk. Historically, credit losses have been within management’s expectations and NDD maintains an allowance for doubtful accounts for estimated credit losses.

NDD does not enter into derivative instrument transactions for trading or speculative purposes, does not hedge foreign currencies in a manner that would entirely eliminate the effects of the changes in foreign currency rates on NDD’s consolidated net income, and does not typically hedge its exposure to the Japanese Yen, which is the functional currency for NDD Japan.

NDD had one customer that accounted for 28.5%, 30.8% and 31.4% of the revenues for the years ended December 31, 1999, 2000 and 2001, respectively. Two customers accounted for 32.1% and 18.1% of the revenues for the six months ended June 30, 2001. No other customers accounted for 10% or more of revenues for the years ended December 31, 1999, 2000 and 2001 or during the six months ended June 30, 2001 and 2002. At December 31, 2000, two customers accounted for approximately 11.7% and 28.3% of accounts receivable, respectively. At December 31, 2001, NDD had two customers that comprised approximately 18.6% and 16.3% of accounts receivable, respectively.

Note 4 – Related Party Transactions

NDD relies on Tekelec for certain corporate services, including information systems support, finance and accounting services, purchasing, payroll services, legal services, corporate marketing, facilities management, human resources and general corporate services. The costs of these services have been directly charged and/or allocated to NDD using methods that NDD’s management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if NDD had been a separate entity for the periods presented. In addition, neither party has a financial obligation to the other in relation to any shared costs and there are no formal intercompany service agreements. The following describes the related party transactions.

Note 4 – Related Party Transactions (Continued)

Allocation of Corporate Expenses
 All of the charges for the corporate services described above are based on direct costs charged, or are allocated to NDD based upon NDD’s estimated share of Tekelec’s total costs for the services provided. The methods used for allocating the total costs of corporate services to NDD include:

•	Percentage of revenues – used for purchasing, finance and accounting, legal services, corporate marketing and general corporate services;

•	Employee headcount – used for human resources, payroll services, and information systems support; and

•	Estimated square footage occupied – used for corporate facilities management.

Management believes that these allocation methods are reasonable. Corporate expenses allocated to NDD were $1,694, $3,331, and $4,312 for the years ended December 31, 1999, 2000 and 2001, respectively, and $1,998 and $1,754 for the six months ended June 30, 2001 and 2002, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.

Tekelec Facility and Equipment Leases
 NDD U.S. utilizes facilities and certain equipment leased by Tekelec. As further discussed in Note 9, rent expense for these leases is directly charged or allocated to NDD.

Tekelec Employee 401(k) Savings Plan
 Certain of NDD’s employees participate in a defined contribution benefit plan (the “401(k) Plan”) maintained by Tekelec. Substantially all domestic employees are entitled to participate in the Plan, subject to certain minimum requirements. Eligible employees may authorize from 2% to 12% of their compensation to be invested in employee-elected investment funds managed by an independent trustee and under which Tekelec may contribute matching funds up to 50% of the employee’s payroll deductions. During 1999, 2000 and 2001, NDD’s direct share of the contributions amounted to $720, $505 and $567, respectively.

Tekelec Employee Stock Purchase Plan
 Certain of NDD’s employees participate in a Employee Stock Purchase Plan (“ESPP”) maintained by Tekelec. Eligible employees may authorize payroll deductions of up to 10% of their compensation to purchase shares of Tekelec common stock at 85% of the lower of the market price per share at the beginning or end of each six-month offering period. During 1999, 2000 and 2001 approximately 23,457, 14,227, and 29,832 shares of Tekelec stock were purchased by NDD employees under the ESPP at weighted average exercise prices per share of $10.27, $23.30, and $18.95, respectively. The weighted average fair values of ESPP shares granted to NDD employees in 1999, 2000 and 2001 were $4.83, $12.19, and $9.79 per share, respectively.

Note 4 – Related Party Transactions (Continued)

Tekelec Stock Option Plans
 Certain of NDD’s employees participate in Tekelec’s various stock option plans. These plans generally have maximum terms of ten years, vest ratably over one to five years, and are granted at fair value on the date of grant.

A summary of stock option activity for Tekelec stock options granted to NDD employees is as follows:

	1999		2000		2001

		Exercise		Exercise		Exercise
		Price Per		Price Per		Price Per
	Options Outstanding	Share	Options Outstanding	Share	Options Outstanding	Share

Outstanding at beginning of year	1,828,836	$7.26	2,096,558	$9.34	2,272,226	$19.13
Granted	535,620	13.51	1,025,470	31.55	865,067	24.22
Exercised	(207,428)	2.61	(664,642)	6.91	(279,456)	8.64
Cancelled	(60,470)	6.36	(185,160)	21.00	(247,086)	23.05

Outstanding at year-end	2,096,558	$9.34	2,272,226	$19.13	2,610,751	$21.57

Options outstanding an exercisable by price range as of December 31, 2001 are as follows (shares in thousands):

	Options Outstanding		Options Exerciseable

		Weighted Average	Weighted Average		Weighted Average
Range of Exercise Price	Number Outstanding	Contractual Life	Exercise Price	Number Outstanding	Exercise Price

$0.75 to $3.13	119,884	3.39	$2.25	119,884	$2.25
3.19 to 7.09	356,348	4.99	4.81	334,028	4.78
8.19 to 14.94	289,147	6.96	13.88	146,068	13.81
15.00 to 25.88	1,301,772	8.36	22.84	382,100	22.67
27.56 to 39.50	449,100	8.78	35.86	124,185	36.23
45.75 to 52.19	94,500	8.44	47.31	35,092	47.20

0.75 to 52.19	2,610,751	7.59	21.57	1,141,357	16.38

Note 5 — Inventories

The components of inventories are:

	December 31,		June 30,
	2000	2001	2002 (unaudited)

Raw materials	$5,604	$3,577	$3,177
Work in progress	1,224	611	675
Finished goods	5,404	2,347	882

	$12,232	$6,535	$4,734

Note 6 — Property And Equipment

Property and equipment consist of the following:

	December 31,		June 30,
	2000	2001	2002 (unaudited)

Manufacturing and development equipment	$7,072	$8,396	$9,017
Furniture and office equipment	2,157	2,222	2,442
Demonstration equipment	1,145	1,172	1,119
Leasehold improvements	171	228	229

	10,545	12,018	12,807
Less, accumulated depreciation and amortization	(7,382)	(8,738)	(9,683)

	$3,163	$3,280	$3,124

Note 7 — Income Taxes

The (benefit) provision for income taxes for NDD U.S. was computed on a separate company basis based on the allocated portion of Tekelec’s tax attributes that relate to NDD U.S. and certain direct tax attributes of the NDD U.S. business. For NDD Japan, separate tax attributes that relate specifically to NDD Japan have been considered in computing income taxes. The (benefit) provision for income taxes consists of the following:

	Years ended December 31,

	1999	2000	2001

Current:
Federal	$1,955	$1,237	$(2,394)
State	430	196	(495)
Foreign	398	(105)	884

	2,783	1,328	(2,005)
Deferred:
Federal	(668)	(446)	(456)
State	(261)	(129)	133
Foreign	34	89	3

	(895)	(486)	(320)

	$1,888	$842	$(2,325)

The components of temporary differences that gave rise to deferred taxes are as follows:	December 31,

	2000	2001

Deferred tax assets:
Allowance for doubtful accounts	$298	$278
Inventory reserves	560	820
Depreciation and amortization	74	128
Accrued liabilities	451	551
Warranty accrual	112	197
Deferred revenue	1,256	1,058
Other	408	446

Total deferred tax asset	3,159	3,478
Less current portion	(1,918)	(2,370)

Long term portion	$1,241	$1,108

NDD has not provided a valuation allowance for its deferred tax assets, based on management’s assessment that full realization of the related tax benefits is more likely than not.

The net operating loss generated in 2001 was fully utilized to offset a portion of prior years taxable income in the carryback period. Research and development credit carryforwards are tax attributes of

Tekelec and the related income tax benefits are assumed to have been settled with Tekelec through invested equity for the periods presented.

The actual effective tax rate differs from the tax rate obtained by applying the federal statutory income tax rate to income before provision for income taxes as follows:

	Years ended December 31,

	1999	2000	2001

Federal statutory provision	34.0	34.0	(34.0)
State taxes, net of federal benefit	4.2	4.2	(5.2)
Foreign income taxes, net	2.6	0.1	4.2
Research and development credits	(6.3)	(12.4)	(13.9)
Non-taxable foreign source income	(2.7)	(7.9)	(2.0)
Other, net	0.5	0.6	0.8

Effective tax rate	32.3%	18.6%	(50.1%)

Note 8 — Borrowings

NDD Japan has collateralized yen-denominated lines of credit with Japan-based banks, primarily available for use in Japan, amounting to the equivalent of $1.7 million with interest at the Japanese prime rate (1.375% at June 30, 2002) plus 0.125% per annum which expire between August 2002 and June 2003, if not renewed. There have been no borrowings under these lines of credit.

Note 9 — Commitments And Contingencies

NDD U.S. utilizes leased facilities and certain office equipment through operating leases, which Tekelec maintains. In addition, NDD Japan directly leases facilities and equipment under its own operating lease agreement. Lease terms generally range from one to ten years; certain building leases contain options for renewal for additional periods and are subject to increases up to 10% every 24 months.

Rent expense for Tekelec leased facilities and equipment is directly charged or allocated to NDD based on estimated usage. Total rent expense was $1,044, $1,278 and $1,743 for the years ended December 31, 1999, 2000 and 2001, respectively.

Note 9 — Commitments And Contingencies (continued)

NDD U.S. did not have any non-cancelable lease commitments at June 30, 2002. The minimum annual non-cancelable lease commitments related to NDD Japan at June 30, 2002 are as follows:

For the Years Ending December 31,

2002	$156
2003	197
2004	2
2005	2
2006	2
Thereafter	—

$359

Note 10 — Segment Reporting And Geographical Information

NDD operates primarily in one industry segment, network diagnostics.

Geographical data regarding NDD’s revenues and long-lived assets are as follows (in thousands):

	Years ended December 31,			Six Months Ended June 30

	1999	2000	2001	2001	2002

Revenues:
North America	$26,278	$24,383	$20,127	$10,176	$7,583
Japan	21,873	25,590	27,011	13,434	9,323
Europe	4,133	8,978	11,829	4,184	6,555
Rest of World	3,909	3,056	4,115	1,987	874

	$56,193	$62,007	$63,082	$29,781	$24,335

	December 31,		June 30,

	2000	2001	2002

Long-lived assets:
North America	$2,561	$2,761	$2,642
Japan	602	519	482

	$3,163	$3,280	$3,124

Note 11 — Subsequent Events

On August 30, 2002, Tekelec completed the sale of its Network Diagnostics Business to Catapult Communications Corporation. Under the terms of the agreement, Catapult paid Tekelec $42.5 million in cash and issue a $17.3 million 2.0% convertible note due in 2004, giving the acquisition a current value of approximately $59.9 million. The transaction’s closing date was on August 30, 2002.

(b) PRO FORMA FINANCIAL INFORMATION.

     The required pro forma financial information is set forth below.

INDEX TO PRO FORMA FINANCIAL INFORMATION

Page

Pro Forma Financial Information:	20
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2002	21
Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended June 30, 2002	22
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended September 30, 2001	23
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	24-26

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and explanatory notes have been prepared to give effect to the acquisition of assets by Catapult Communications Corporation (“Catapult”) relating to the Network Diagnostics Division (“NDD” or the “Business”) of Tekelec as if the acquisition had been completed on October 1, 2000 for statement of operations purposes, and June 30, 2002 for balance sheet purposes. The acquisition is to be accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141. In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited pro forma condensed combined balance sheet as of June 30, 2002, and unaudited pro forma condensed combined statements of operations for the year ended September 30, 2001, and the nine months ended June 30, 2002, have been prepared to reflect the acquisition of the Business by Catapult.

The unaudited pro forma condensed combined balance sheet as of June 30, 2002 combines the unaudited consolidated balance sheet of Catapult as of June 30, 2002 with the unaudited consolidated balance sheet of the Business as of the same date and gives effect to the acquisition as if it had occurred on June 30, 2002.

The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2002 combines the unaudited pro forma condensed combined statement of operations of Catapult with the unaudited statement of operations of the Business for the nine months ended June 30, 2002 and gives effect to the acquisition as if it had occurred on October 1, 2000.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2001 combines the statement of operations of Catapult for the year ended September 30, 2001 with the unaudited statement of operations for the year ended December 31, 2001 of the Business and gives effect to the acquisition as if it had occurred on October 1, 2000. Certain reclassifications were made to the financial information of the Business to conform to Catapult’s presentation. The statement of operations data for the Business for the three months ended December 31, 2001 is included in the Unaudited Pro Forma Condensed Combined Statement of Operations for both the Year ended September 30, 2001 and the nine months ended June 30, 2002.

The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements of Catapult as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001; (b) the unaudited condensed consolidated financial statements of Catapult as of June 30, 2002, and for the nine month periods ended June 30, 2002 and June 30, 2001; and (d) the audited balance sheet of the Business as of December 31, 2001, the audited statement of operations of the Business for the year ended December 31, 2001, the unaudited balance sheet of the Business as of June 30, 2002, and the unaudited statement of operations of the Business for the six months ended June 30, 2002 included in this Report on Form 8-K.

The pro forma adjustments are preliminary and based on Catapult management’s estimates of the value of the tangible and intangible assets acquired and liabilities assumed. Based on the timing of the closing of the transaction and other factors, pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to assets acquired and liabilities acquired and/or assumed would result in a reallocation of purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The pro forma financial data are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of Catapult after the acquisition or the financial position or results of operations had the acquisition actually been effected on October 1, 2000.

CATAPULT COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2002 (In thousands)

			Adjustments				Pro Forma
	Catapult	NDD			Discontinued		Combined
	Historical	Historical	Purchase		Operations		Total

ASSETS
Current Assets:
Cash & cash equivalents	$28,669	$6,349	$(924	)(a)	$—		$34,094
Short-term investments	46,065	—	(46,065	)(a)	—
Accounts Receivable, net	5,341	10,360	—		(646	)(j)	15,055
Inventory, net	1,136	4,734	(2,786	)(b)	—		3,084
Deferred income taxes	628	2,275	(2,275	)(c)	—		628
Other current assets	1,381	417	—		—		1,799
Net assets of discontinued operations	—	—	—		1,037	(j)	1,037

Total current assets	83,220	24,135	(52,050)		391		55,697
Property and equipment, net	1,275	3,124	—		(332	)(j)	4,067
Deferred Income Taxes	—	1,222	(1,222	)(c)	—		—
Goodwill and other intangible assets, net	—	—	56,464	(d)	—		56,464
Other long-term assets	517	574	—		(352	)(j)	739

Total Assets	$85,012	$29,055	$3,192		$(293)		$116,967

LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities:
Accounts Payable	$921	$2,672	$—		$(293	)(j)	$3,300
Accrued Liabilities	8,410	3,476	4,337	(a)	—
	—	—	2,337	(b)	—		18,560
Deferred Revenue	2,512	2,636	(280	)(c)	—		4,869

Total current liabilities	11,843	8,784	6,394		(293)		26,729
Convertible Note	—	—	18,115	(a)	—		18,115
Deferred Revenue, long-term portion	—	393	(39	)(c)	—		354

Total liabilities	11,843	9,177	24,470		(293)		45,198
Stockholders’ Equity
Common Stock	13	—	—		—		13
Additional paid-in capital	22,612	—	—		—		22,612
Deferred stock compensation	(120)	—	—		—		(120)
Treasury Stock	(300)	—	—		—		(300)
Accumulated Other Comprehensive Income	594	275	(275	)(f)	—		594
Retained earnings	50,370	19,603	(1,400	)(e)	—
			(19,603	)(f)	—		48,970

Total stockholders’ equity	73,169	19,878	(21,278)		—		71,769

Total liabilities and stockholders’ equity	$85,012	$29,055	$3,192		$(293)		$116,967

The accompanying notes are an integral part of these unaudited proforma condensed combined financial statements.

CATAPULT COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2002
(In thousands, except per share amounts)

			Adjustments				Pro Forma
	Catapult	NDD			Discontinued		Combined
	Historical	Historical	Purchase		Operations		Total

Revenues	$31,033	$38,748	$—		$(11,177	) (j)	$58,604
Cost of revenues	2,720	17,761	—		(8,205	) (j)	12,277

Gross profit	28,313	20,987	—		(2,973)		46,327

Operating expenses:
Research and development	5,219	11,945	—		—		17,164
Selling, general and administrative	11,646	16,483	—		(1,354	) (j)	26,775
Amortization of Intangibles	—	—	1,165	(h)	—		1,165

Total operating expenses	16,865	28,428	1,165		(1,354)		45,104

Operating income (loss)	11,448	(7,442)	(1,165)		(1,618)		1,223
Interest income	1,102	—	(924	)(g)	—		178
Other income (expense), net	(100)	(138)	(260	)(k)	—		(498)

Income (loss) before income taxes	12,450	(7,580)	(2,349)		(1,618	)(j)	903
Income Tax Provision (benefit)	3,487	(3,577)	1,107	(i)	(764	)(j)	253

Net income (loss)	$8,963	$(4,003)	$(3,456)		$(854)		$650

Earnings per share:
Basic	$0.69						$0.05

Diluted	$0.67						$0.05

Shares used in per share calculation:
Basic	13,033						13,033
Diluted	13,375						13,375

The accompanying notes are an integral part of these unaudited proforma condensed combined financial statements.

CATAPULT COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2001
(In thousands, except per share amounts)

	Catapult	NDD	Adjustments				Pro Forma
		Pro			Discontinued		Combined
	Historical	Forma	Purchase		Operations		Total

Revenues	$39,886	$63,082	$—		$(16,692	)(j)	$86,276
Cost of Revenues	4,385	26,577	—		(12,463	)(j)	18,499

Gross profit	35,501	36,505	—		(4,229)		67,777

Operating expenses:
Research and development	4,938	17,372	—		—		22,310
Selling, general and administrative	16,042	23,340	—		(1,373	)(j)	38,009
Amortization of Intangibles	—	—	1,420	(h)	—		1,420

Total operating expenses	20,980	40,712	1,420		(1,373)		61,739

Operating income	14,521	(4,207)	(1,420)		(2,856)		6,038
Interest income	2,919	10	(2,231	)(g)	—		698
Other income (expense), net	(585)	(443)	(356	)(k)	—		(1,384)

Income (loss) before income taxes	16,855	(4,640)	(4,007)		(2,856)		5,352
Income Tax Provision (benefit)	5,810	(2,325)	(209	)(i)	(1,431	)(j)	1,845

Net income (loss)	$11,045	$(2,315)	$(3,798)		$(1,425)		$3,507

Earnings per share:
Basic	$0.85						$0.27

Diluted	$0.83						$0.26

Shares used in per share calculation:
Basic	12,933						12,933

Diluted	13,276						13,276

The accompanying notes are an integral part of these unaudited proforma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared by Catapult Communications Corporation (“Catapult”) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Catapult believes that the disclosures are adequate to make the information pertinent.

The pro forma balance sheet was prepared by combining the unaudited condensed consolidated balance sheet data as of June 30, 2002 of Catapult and the unaudited combined balance sheet as of June 30, 2002 of the Business assuming the acquisition had occurred on June 30, 2002. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2002 has been prepared by combining the unaudited condensed combined statement of operations for the nine months ended June 30, 2002 of Catapult and the unaudited combined statement of operations for the nine months ended June 30, 2002 of the Business assuming the acquisition had occurred on October 1, 2000. The unaudited pro forma statement of operations for the year ended September 30, 2001 has been prepared by combining the condensed combined statement of operations data for the year ended September 30, 2001 of Catapult and the statement of operations for the year ended December 31, 2001 of the Business, assuming the acquisition had occurred on October 1, 2000.

At the time of purchase, Catapult provided for costs to be incurred in restructuring the Business. These restructuring charges included provisions for severance costs related to the termination of employees in North America and Japan, additional inventory obsolescence, losses on disposal of redundant fixed assets and costs of redundant facilities. These restructuring costs are accrued on the proforma balance sheet. Catapult may incur additional costs to integrate its combined businesses over the course of the next several years.

Subsequent to the purchase, Catapult discontinued the Japan distribution and Japan consulting businesses of NDD. The net assets and the revenues and expenses of these discontinued operations are segregated on the pro forma balance sheet and the pro forma statements of operations.

The following represents the preliminary allocation of the purchase price as of June 30, 2002, and is for illustrative purposes only. Actual fair values will be based on financial information as the acquisition date.

Cash consideration	$46,989,000
Convertible Note	18,115,000
Transaction costs	4,337,000
Estimated total purchase price
Estimated total purchase price	$69,441,000

     The convertible notes have a total face value of $17.3 million and a fair value of $18.1 million. The notes bear interest at a rate of 2% and are due on August 30, 2004. At the option of the holder, they are convertible to 1,081,250 common shares of Catapult at any time after August 30, 2003. At the option of Catapult, $10.0 million of the amount due may be satisfied on the due date by issuing common shares of Catapult valued at 82.5% of the then prevailing market price.

     Under the purchase method of accounting, the total estimated purchase price is allocated to NDD’s net tangible and intangible assets acquired and liabilities assumed based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and the preliminary independent valuation, the preliminary purchase price allocation, which is subject to change based on Catapult’s final analysis, is as follows:

Purchase price allocation:
Net tangible assets acquired	$22,773,000
Assumed Liabilities	(8,859,000)
Restructuring liability	(2,337,000)
In-process research and development	1,400,000
Identifiable intangible assets	7,600,000
Goodwill	48,864,000

Estimated total purchase price	$69,441,000

In-process research and development costs of $1,400,000 will be charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition. In-process research and development consisted of technology which had not yet reached technological feasibility and had no alternative future use as of the date of acquisition. The estimate of in-process research and development costs involved two projects which were 64.8% complete and used a discount rate of 18%.

A preliminary estimate of $7.6 million has been allocated to amortizable intangible assets with useful lives ranging from six months to 8 years as follows: Non-compete agreement 8 years, Core Technology, Tradename and Customer Relationships 7 years, System Backlog 6 months.

A preliminary estimate of $48.9 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.

2.     Unaudited Condensed Combined Pro Forma Adjustments

(a)  In connection with the acquisition, Catapult Communications issued convertible notes with a fair value of $18.1 million, delivered cash of $47.0 million (including an estimate of the closing balance sheet adjustment of $4.5 million) and incurred $4.3 million of direct transaction costs, resulting in aggregate consideration of $69.4 million.

(b)  To record restructuring costs in accordance with EITF 95-3. Amounts recorded represent the provisions for inventory obsolescence of $2.8 million and employee severance costs of $2.3 million.

(c)  To reduce deferred income taxes and deferred revenue to their fair value.

(d)  To record goodwill of $48.9 million and identifiable intangible assets of $7.6 million.

(e)  To write-off the value of in-process research and development.

(f)   To record the elimination of the historical accumulated deficit of the Business in accordance with purchase business combination accounting.

(g)  Reflects the elimination of interest received on the consideration paid.

(h)  Reflects amortization of identifiable intangible assets related to the acquisition of the Business using the straight-line method as follows (in thousands):

					Total
	Core Technology	Customer	Non	Systems	Intangible
	and Tradenames	Relationships	Compete	Backlog	Assets

Purchase price allocated	$5,800	$1,000	$400	$400	$7,600
Amortization period in months	84	84	96	6	—
Amortization expense per month	$69	$12	$4	$67	$152
Twelve months pro forma adjustment to intangibles	$828	$144	$48	$400	$1,420
Nine months pro forma adjustment to intangibles	$621	$108	$36	$400	$1,165

(i)  Catapult’s consolidated tax rate 34.5% and 28% for the year ended September 30, 2001 and the nine months ended June 30, 2002, respectively. Adjustments to provision reflect a reconciliation of the historical NDD tax rate to the Company’s actual tax rate.

(j)  Records the adjustment of balances related to discontinued operations per SFAS No. 144.

(k)  To record the interest for the period on the 2% Convertible Note.

3.     Unaudited Pro Forma Net Income Per Share The pro forma basic and diluted income per share is computed by dividing the net income by the weighted average number of common shares outstanding.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2002	Catapult Communications Corporation

	By:	/s/ Chris Stephenson

Chris Stephenson Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.2.1	Asset Purchase Agreement by and between Tekelec and Catapult Communications Corporation dated July 15, 2002 (incorporated by reference to Exhibit 2.2.1 to our Quarterly Report on Form 10-Q, dated August 14, 2002)
23.1	Consent of Independent Accountants